EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2024-V12 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, K-Star Asset Management LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moffett Towers Building D Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Moffett Towers Building D Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Moffett Towers Building D Mortgage Loan, Citibank, N.A., As Custodian for the Moffett Towers Building D Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Moffett Towers Building D Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the ICONIQ Multifamily Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the ICONIQ Multifamily Portfolio Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the ICONIQ Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the ICONIQ Multifamily Portfolio Mortgage Loan, Deutsche Bank National Trust Company, as Custodian for the ICONIQ Multifamily Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ICONIQ Multifamily Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ICONIQ Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Mini Mall Self Storage Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Mini Mall Self Storage Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Mini Mall Self Storage Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Mini Mall Self Storage Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Mini Mall Self Storage Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Mini Mall Self Storage Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Mini Mall Self Storage Mortgage Loan, KeyBank National Association, as Primary Servicer for the CBM Portfolio Mortgage Loan, KeyBank National Association, for the CBM Portfolio Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the CBM Portfolio Mortgage Loan, Deutsche Bank National Trust Company, as Custodian for the CBM Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CBM Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Queens Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Queens Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Queens Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Queens Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Queens Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Black Spruce – Briarwood and Prospect Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Black Spruce – Briarwood and Prospect Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the Black Spruce – Briarwood and Prospect Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Black Spruce – Briarwood and Prospect Mortgage Loan, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor for the Black Spruce – Briarwood and Prospect Mortgage Loan and CoreLogic Solutions, LLC, as Servicing Function Participant for the Black Spruce – Briarwood and Prospect Mortgage Loan.

Dated: March 17, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)